UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) February 1, 2007


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


             Nevada                        0-22011               86-0760991
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


   2575 East Camelback Road, Ste. 450, Phoenix, AZ                  85016
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      (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES

         On February 1, 2007, the registrant entered into consulting agreements with each of Saggi Capital Corp. and Bridge Ventures, Inc. (each, a "Consultant") for the provision of consulting services by the Consultant. Under the consulting agreements, each Consultant is entitled to receive $5,000 per month during the term of the agreement and five-year warrants to acquire 200,000 shares of the registrant's common stock, par value $0.001 per share, at an exercise price of $2.00 per share, subject to adjustment in certain circumstances, or on a cashless or net issuance basis. The initial term of the consulting agreements is twelve months, extendable for additional one-year periods, and may be terminated by either party upon thirty days prior written notice. The registrant issued the warrants in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits

      10.1 Consulting Agreement dated February 1, 2007 between the registrant and Saggi Capital Corp.

      10.2 Consulting Agreement dated February 1, 2007 between the registrant and Bridge Ventures, Inc.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: February 6, 2007

                                   SYNOVICS PHARMACEUTICALS, INC.


                                   By:         /s/ RONALD H. LANE
                                       ------------------------------------
                                   Name:   Ronald H. Lane, Ph.D.
                                   Title:  President and Chief Executive Officer